Distribution Solutions Group Announces
2025 Full Year and Fourth Quarter Results
Company Achieved 9.8% Full Year Revenue Growth and Generated $84 Million in Operating Cash Flow

FORT WORTH, TEXAS, March 5, 2026 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the fourth quarter ended December 31, 2025. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2 and 5.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Dollars in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$481,599	$480,463	0.2%	$1,980,023	$1,804,104	9.8%

Operating income	$7,721	$20,067	(61.5)%	$78,263	$55,955	39.9%
Non-GAAP adjusted operating income	$26,517	$37,293	(28.9)%	$140,847	$148,364	(5.1)%

Net income (loss)	$(6,371)	$(25,925)	75.4%	$8,345	$(7,332)	213.8%
Non-GAAP adjusted EBITDA	$35,437	$44,899	(21.1)%	$175,241	$175,257	—%

Operating income (loss) as a percent of revenue	1.6%	4.2%	-260bps	4.0%	3.1%	90bps
Adjusted EBITDA as a percent of revenue	7.4%	9.3%	-190bps	8.9%	9.7%	-80bps

Bryan King, CEO and Chairman, said, "For the full year, we delivered sales growth of 9.8% despite one less selling day, supported by organic average daily sales growth of 3.6%. This performance reflects the strength of our operating model and execution amidst a challenging macroeconomic environment affecting most U.S. companies in 2025. We generated improved GAAP net income and strong operating cash flow for the year, demonstrating the resilience of our business while continuing to invest in growth initiatives. While margins were pressured by end-market softness, sales mix, timing of certain expenses and continued investments, we believe actions being taken within our verticals are positioning us better for long-term profitable growth.

"Cash flow generation continues to be very strong. We generated full year operating cash flow of $84 million on top of $56 million in the year-ago period. This allowed us to return more than $23 million to shareholders through stock repurchases in 2025, reflecting our confidence in the Company's strategic advancement. Margin pressure during the period was primarily driven by shifts in the product and solutions mix, including acquisition-related impacts, and timing of employee-related costs, particularly in healthcare benefits, and leadership talent investments. While the fourth quarter margin did not play out as anticipated given some of these dynamics, it is not indicative of our longer-term plans or our confidence in the future. Industry-wide softness and continued investments in the business have pressured margins in the short-term, however, we are encouraged by the disciplined execution of our strategy and the progress on our key operating initiatives.

"Total available liquidity was $469 million at year end, with a minimal outstanding revolver balance. During the fourth quarter, we extended our senior secured credit facility through 2030, providing $700 million of term debt and increasing our revolving credit capacity from $255 million to $400 million. This further strengthens our liquidity profile and enhances our financial flexibility to pursue acquisitions and other strategic growth initiatives. As we look ahead to 2026, we are beginning to see backlogs build and improved momentum in our weekly sales cadence. We remain focused on building structurally higher-margin businesses that generate strong free cash flow, creating long-term shareholder value," concluded Mr. King.

2025 Full Year Summary(1)

•Revenue was $1.98 billion, an increase of $175.9 million or 9.8% on one fewer selling day, of which $121.5 million resulted from five acquisitions only partially included in 2024. Organic average daily sales increased 3.6% for 2025 versus 2024.
•Operating income increased $22.3 million from the prior year to $78.3 million, net of acquired intangible amortization of $46.5 million and $16.1 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, decreased $7.5 million to $140.8 million compared to $148.4 million in 2024.
•Net income increased by $15.7 million to $8.3 million in 2025 compared to a net loss of $7.3 million in the prior year.
•Adjusted EBITDA was $175.2 million in 2025, or 8.9% of revenue, compared to $175.3 million or 9.7% of revenue in the prior year. Excluding the impact of Source Atlantic, acquired in 2024, Adjusted EBITDA as a percentage of revenue would have been 9.2%.
•Diluted income per share was $0.18 for the year compared to diluted loss per share of $0.16 in the year-ago period. Non-GAAP adjusted diluted earnings per share was $1.24 compared to $1.44 in the prior year.
•Cash generated from operations increased by $27.4 million to $83.8 million in 2025 compared to $56.5 million in the prior year. Cash uses for 2025 included net capital expenditures of $26.8 million and share repurchases of $23.5 million at an average price of $30.26.
•Amended and expanded the credit facility through 2030. The new facility includes $700 million in term debt and a $400 million revolving credit facility, an increase over the previous revolver capacity of $255 million. The Company ended the quarter with total liquidity of $469.0 million, consisting of $75.3 million of cash (restricted and unrestricted) and $393.7 million available under its credit facility, with net debt leverage of 3.5x.
•Net working capital ended at $473.5 million for the year, flat with the year-ago period.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 4 and 5.

2025 Fourth Quarter Summary(2)

•Revenue increased $1.1 million to $481.6 million, driven by $1.7 million of incremental revenue from two acquisitions closed in the fourth quarter of 2024, not included in the full fourth quarter of 2024. Organic average daily sales were flat compared to the year ago quarter.
•Operating income was $7.7 million, net of $11.6 million of non-cash acquired intangible amortization and $7.2 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating income of $20.1 million in the prior year quarter. Adjusted operating income, excluding these non-cash and non-recurring items, was $26.5 million in the current quarter compared to $37.3 million in the year-ago quarter.
•Net loss was $6.4 million for the quarter compared to net loss of $25.9 million in the prior year quarter which was negatively impacted by higher tax expense.
•Adjusted EBITDA was $35.4 million, or 7.4% of sales, compared to $44.9 million, or 9.3% of sales in the prior year quarter.

•Diluted net loss per share was $0.14 for the quarter compared to diluted net loss per share of $0.55 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.18 compared to $0.42 for the same period a year ago. 2024 included a $0.56 benefit from lower deferred tax reserves.
•Cash flow from operations was $16.9 million for the quarter. Uses of cash for the quarter included net capital expenditures of $8.5 million and share repurchases of $3.5 million.
(2) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 5.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2025 fourth quarter results at 9:00 a.m. Eastern Time on March 5, 2026. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 679700. A replay of the conference call will be available by telephone approximately two hours after completion of the call through March 19, 2026. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 53443. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 220,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the "safe-harbor" provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG's business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$61,753	$66,479
Restricted cash	13,573	15,247
Accounts receivable, less allowances	271,331	250,717
Inventories	353,374	348,226
Prepaid expenses and other current assets	46,893	31,505
Total current assets	746,924	712,174
Property, plant and equipment, net	126,605	125,524
Rental equipment, net	38,956	39,376
Goodwill	467,905	462,789
Deferred tax asset, net	1,196	136
Customer relationships intangibles, net	143,503	171,184
Trade names and other intangibles, net	82,552	98,579
Cash value of life insurance	21,567	19,916
Right of use operating lease assets	111,117	91,962
Other assets	8,296	5,615
Total assets	$1,748,621	$1,727,255
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$151,234	$125,575
Current portion of long-term debt	35,470	40,476
Current portion of lease liabilities	20,624	18,951
Accrued expenses and other current liabilities	84,137	81,259
Total current liabilities	291,465	266,261
Long-term debt, less current portion, net	664,196	693,903
Lease liabilities	98,821	77,758
Deferred tax liability, net	20,147	22,265
Other liabilities	24,645	26,525
Total liabilities	1,099,274	1,086,712
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,860,312 and 47,738,290 shares, respectively Outstanding - 46,180,700 and 46,856,757 shares, respectively	46,180	46,856
Capital in excess of par value	686,183	677,473
Retained deficit	(33,694)	(42,039)
Treasury stock – 1,679,612 and 881,533 shares, respectively	(43,998)	(19,631)
Accumulated other comprehensive income (loss)	(5,324)	(22,116)
Total stockholders' equity	649,347	640,543
Total liabilities and stockholders' equity	$1,748,621	$1,727,255

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$481,599	$480,463	$1,980,023	$1,804,104
Cost of goods sold	323,951	320,472	1,317,985	1,190,329
Gross profit	157,648	159,991	662,038	613,775

Selling, general and administrative expenses	149,927	139,924	583,775	557,820

Operating income (loss)	7,721	20,067	78,263	55,955

Interest expense	(12,944)	(15,365)	(55,352)	(55,145)
Change in fair value of earnout liabilities	—	(127)	(1,000)	(988)
Other income (expense), net	(1,123)	(440)	(2,500)	(358)

Income (loss) before income taxes	(6,346)	4,135	19,411	(536)
Income tax expense (benefit)	25	30,060	11,066	6,796

Net income (loss)	$(6,371)	$(25,925)	$8,345	$(7,332)

Basic income (loss) per share of common stock	$(0.14)	$(0.55)	$0.18	$(0.16)

Diluted income (loss) per share of common stock	$(0.14)	$(0.55)	$0.18	$(0.16)

Basic weighted average shares outstanding	46,198,828	46,849,345	46,364,229	46,811,354

Diluted weighted average shares outstanding	46,198,828	46,849,345	47,166,469	46,811,354

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
Operating activities
Net income (loss)	$8,345	$(7,332)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	80,879	74,376
Amortization of debt issuance costs	3,197	2,922
Stock-based compensation	6,672	5,233
Deferred income taxes	(4,008)	(6,649)
Change in fair value of earnout liabilities	1,000	988
(Gain) loss on sale of rental equipment	(4,867)	(2,813)
(Gain) loss on sale of property, plant and equipment	(708)	(61)
Charge for step-up of acquired inventory	—	2,882
Net realizable value adjustment and write-offs for obsolete and excess inventory	7,321	6,612
Bad debt expense	4,429	863
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21,437)	(1,423)
Inventories	(7,239)	(9,227)
Prepaid expenses and other current assets	(18,197)	(869)
Accounts payable	23,602	11,338
Accrued expenses and other current liabilities	3,989	(21,254)
Other changes in operating assets and liabilities	871	867
Net cash provided by (used in) operating activities	83,849	56,453
Investing activities
Purchases of property, plant and equipment	(21,015)	(13,684)
Proceeds from sale of property, plant and equipment	990	3,662
Business acquisitions, net of cash acquired	(2,176)	(199,423)
Asset acquisitions	—	(15,853)
Purchases of rental equipment	(19,480)	(9,509)
Proceeds from sale of rental equipment	12,749	5,124
Other	(560)	—
Net cash provided by (used in) investing activities	(29,492)	(229,683)
Financing activities
Proceeds from revolving lines of credit	264,757	211,599
Payments on revolving lines of credit	(260,660)	(213,634)
Proceeds from term loans	700,000	200,000
Payments on term loans	(739,625)	(32,750)
Deferred financing costs	(4,648)	(2,064)
Repurchase of common stock	(23,753)	(2,580)
Shares repurchased held in treasury	(614)	(617)
Stock option exercises	877	—
Payment of financing lease principal	(600)	(653)
Net cash provided by (used in) financing activities	(64,266)	159,301
Effect of exchange rate changes on cash and cash equivalents	3,509	(3,971)
Increase (decrease) in cash, cash equivalents and restricted cash	(6,400)	(17,900)
Cash, cash equivalents and restricted cash at beginning of period	81,726	99,626
Cash, cash equivalents and restricted cash at end of period	$75,326	$81,726
Cash and cash equivalents	$61,753	$66,479
Restricted cash	13,573	15,247
Total cash, cash equivalents and restricted cash	$75,326	$81,726

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Lawson Products	$114,764	$111,783	$481,088	$469,044
Canada Branch Division	55,054	59,041	221,426	125,099
Gexpro Services	119,418	118,797	496,655	440,723
TestEquity	192,939	191,306	783,237	771,180
Intersegment revenue elimination	(576)	(464)	(2,383)	(1,942)
Total	$481,599	$480,463	$1,980,023	$1,804,104

Operating income (loss):
Lawson Products	$(913)	$3,593	$18,763	$14,555
Canada Branch Division	1,818	1,178	7,714	6,024
Gexpro Services	9,788	11,437	48,811	36,533
TestEquity	2,827	5,029	14,405	3,967
All Other	(5,799)	(1,170)	(11,430)	(5,124)
Total	$7,721	$20,067	$78,263	$55,955

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$(6,371)	$(25,925)	$8,345	$(7,332)
Income tax expense (benefit)	25	30,060	11,066	6,796
Other income (expense), net	1,123	440	2,500	358
Change in fair value of earnout liabilities	—	127	1,000	988
Interest expense	12,944	15,365	55,352	55,145
Operating income (loss)	7,721	20,067	78,263	55,955
Depreciation and amortization	20,520	20,165	80,879	74,376
Stock-based compensation(1)	2,048	910	6,672	5,233
Severance and acquisition related retention expenses(2)	1,403	639	5,480	23,236
Acquisition related costs(3)	178	1,689	165	10,142
Inventory step-up(4)	—	1,122	—	2,882
Other non-recurring(5)	3,567	307	3,782	3,433
Non-GAAP adjusted EBITDA	$35,437	$44,899	$175,241	$175,257

Operating income (loss) as a percent of revenue	1.6%	4.2%	4.0%	3.1%

Adjusted EBITDA as a percent of revenue	7.4%	9.3%	8.9%	9.7%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2025		December 31, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(6,371)	$(0.14)	$(25,925)	$(0.55)

Pretax adjustments:
Stock-based compensation	2,048	0.04	910	0.02
Acquisition related costs	178	—	1,689	0.04
Amortization of intangible assets	11,600	0.25	12,559	0.27
Severance and acquisition related retention expenses	1,403	0.03	639	0.01
Change in fair value of earnout liabilities	—	—	127	—
Inventory step-up	—	—	1,122	0.02
Other non-recurring	3,567	0.08	307	0.01
Total pretax adjustments	18,796	0.40	17,353	0.37
Tax effect on adjustments(1)/(3)	(5,020)	(0.10)	2,054	0.04
Deferred tax asset valuation allowance(3)/(4)	1,085	0.02	26,205	0.56
Non-GAAP adjusted net income	$8,490	$0.18	$19,687	$0.42

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 46.199 million and 46.849 million diluted shares for the fourth quarter of 2025 and 2024, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31, 2025		December 31, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$8,345	$0.18	$(7,332)	$(0.16)

Pretax adjustments:
Stock-based compensation	6,672	0.14	5,233	0.11
Acquisition related costs	165	—	10,142	0.22
Amortization of intangible assets	46,485	0.99	47,483	1.01
Severance and acquisition related retention expenses	5,480	0.12	23,236	0.50
Change in fair value of earnout liabilities	1,000	0.02	988	0.02
Inventory step-up	—	—	2,882	0.06
Other non-recurring	3,782	0.08	3,433	0.07
Total pretax adjustments	63,584	1.35	93,397	1.99
Tax effect on adjustments(1)	(16,506)	(0.35)	(23,735)	(0.51)
Deferred tax asset valuation allowance(3)	2,990	0.06	5,674	0.12
Non-GAAP adjusted net income	$58,413	$1.24	$68,004	$1.44

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 47.166 million and 46.811 million diluted shares for the twelve months ended December 31, 2025 and 2024, respectively.
(3)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income (loss)	$7,721	$20,067	$78,263	$55,955

Gross profit adjustments:
Inventory step-up(1)	—	1,122	—	2,882
Total gross profit adjustments	—	1,122	—	2,882

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	178	1,689	165	10,142
Amortization of intangible assets	11,600	12,559	46,485	47,483
Stock-based compensation(3)	2,048	910	6,672	5,233
Severance and acquisition related retention expenses(4)	1,403	639	5,480	23,236
Other non-recurring(5)	3,567	307	3,782	3,433
Total selling, general and administrative adjustments	18,796	16,104	62,584	89,527

Total adjustments	18,796	17,226	62,584	92,409
Non-GAAP adjusted operating income	$26,517	$37,293	$140,847	$148,364

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 6 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q4 2025 and Q4 2024
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024
Revenue from external customers	$114,500	$111,772	$119,236	$118,505	$192,771	$191,145	$55,092	$59,041	$—	$—	$—	$—	$481,599	$480,463
Intersegment revenue	264	11	182	292	168	161	(38)	—	—	—	(576)	(464)	—	—
Revenue	$114,764	$111,783	$119,418	$118,797	$192,939	$191,306	$55,054	$59,041	$—	$—	$(576)	$(464)	$481,599	$480,463

Operating income (loss)	$(913)	$3,593	$9,788	$11,437	$2,827	$5,029	$1,818	$1,178	$(5,799)	$(1,170)			$7,721	$20,067

Depreciation and amortization	7,048	6,218	3,602	3,984	8,404	8,048	1,466	1,915	—	—			20,520	20,165
Adjustments:
Acquisition related costs(1)	12	369	5	584	28	713	133	23	—	—			178	1,689
Stock-based compensation(2)	603	544	335	—	526	208	—	—	584	158			2,048	910
Severance and acquisition related retention expenses(3)	827	273	192	183	228	180	156	4	—	(1)			1,403	639
Inventory step-up(4)	—	—	—	—	—	—	—	1,122	—	—			—	1,122
Other non-recurring(5)	90	—	—	(360)	299	667	44	—	3,134	—			3,567	307

Non-GAAP adjusted EBITDA	$7,667	$10,997	$13,922	$15,828	$12,312	$14,845	$3,617	$4,242	$(2,081)	$(1,013)			$35,437	$44,899

Operating income (loss) as a percent of revenue	(0.8)%	3.2%	8.2%	9.6%	1.5%	2.6%	3.3%	2.0%	N/M	N/M			1.6%	4.2%
Adjusted EBITDA as a percent of revenue	6.7%	9.8%	11.7%	13.3%	6.4%	7.8%	6.6%	7.2%	N/M	N/M			7.4%	9.3%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Distribution Solutions Group, Inc.
Table 7 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
YTD 2025 and 2024
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		Other		Eliminations		Consolidated DSG
Year Ended	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Revenue from external customers	$480,768	$468,976	$495,495	$439,163	$782,367	$770,866	$221,393	$125,099	$—	$—	$—	$—	$1,980,023	$1,804,104
Intersegment revenue	320	68	1,160	1,560	870	314	33	—	—	—	(2,383)	(1,942)	—	—
Revenue	$481,088	$469,044	$496,655	$440,723	$783,237	$771,180	$221,426	$125,099	$—	$—	$(2,383)	$(1,942)	$1,980,023	$1,804,104

Operating income (loss)	$18,763	$14,555	$48,811	$36,533	$14,405	$3,967	$7,714	$6,024	$(11,430)	$(5,124)			$78,263	$55,955

Depreciation and amortization	27,074	24,349	14,128	15,489	33,032	30,799	6,645	3,739	—	—			80,879	74,376
Adjustments:
Acquisition related costs(1)	109	7,023	(129)	1,501	(178)	2,251	329	23	34	(656)			165	10,142
Stock-based compensation(2)	2,926	4,132	413	—	1,787	433	—	—	1,546	668			6,672	5,233
Severance and acquisition related retention expenses (3)	2,620	4,937	511	460	1,579	17,791	770	49	—	(1)			5,480	23,236
Inventory step-up(4)	—	1,066	—	—	—	—	—	1,816	—	—			—	2,882
Other non-recurring(5)	150	337	—	1,792	326	1,047	172	—	3,134	257			3,782	3,433

Non-GAAP adjusted EBITDA	$51,642	$56,399	$63,734	$55,775	$50,951	$56,288	$15,630	$11,651	$(6,716)	$(4,856)			$175,241	$175,257

Operating income (loss) as a percent of revenue	3.9%	3.1%	9.8%	8.3%	1.8%	0.5%	3.5%	4.8%	N/M	N/M			4.0%	3.1%
Adjusted EBITDA as a percent of revenue	10.7%	12.0%	12.8%	12.7%	6.5%	7.3%	7.1%	9.3%	N/M	N/M			8.9%	9.7%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207